EX-99.906CERT

CERTIFICATION

Gene W. Henssler, President and Principal Executive Officer, and Patricia T. Henssler, Treasurer and Principal Financial Officer of The Henssler Funds, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive

Treasurer and Principal Financial

Officer

Officer

The Henssler Funds, Inc.

The Henssler Funds, Inc.

/s/ Gene W. Henssler

/s/ Patricia T. Henssler

Gene W. Henssler

Patricia T. Henssler

Date: July 2, 2019

Date: July 2, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Henssler Funds, Inc. and will be retained by The Henssler Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.